Exhibit 10.1

PROMISSORY NOTE

$250,000.00	April 3, 2020

This Promissory Note (the “NOTE”) is made and executed as of the date referred to above, by and between Dinar Zuz LLC (the “LENDER”), and Cuentas, Next Group Holdings, Inc., Meimoun & Mammon (the “BORROWER”). By this Note, the Borrower promises and agrees to pay to the order of Lender, at 200 South Biscayne Boulevard Suite 5500, Miami, Florida 33131, or at such other place as Lender may designate in writing, the principal sum of TWO HUNDRED FIFTY THOUSAND and 00/100 Dollars ($250,000.00) or, if less, the aggregate unpaid principal amount of all loan advances made by the Lender to the Borrower under the Credit Agreement. The initial advance, all subsequent advances and all payments made on account of principal shall be endorsed by the Lender (or the holder) on the attached schedule to this Note.

This Note shall be due and payable on the Maturity Date. “Maturity Date” shall have the meaning set forth in the Credit Agreement between Lender and Borrower of even date herewith. This Note shall accrue interest at a fixed rate of interest equal to 9% per annum and providing for the complete amortization of the principal balance over the term of the loan. All payments received under this Note shall be applied first to pay any and all costs and expenses incurred by Lender, then to accrued interest, and then to outstanding principal.

Prepayment in whole or part may occur at any time before the Maturity Date hereunder without penalty; provided that the Lender shall be provided with not less than ten (10) days’ notice of the Borrower’s intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. An event of default will occur if any of the following events occurs: (a) failure to pay any principal or interest hereunder by the Maturity Date; (b) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (c) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys’ fees. This Note shall be governed by and construed and enforced in accordance with the laws of Florida, without giving effect to its conflict of laws principles.

EXECUTED on the day and year first written above.

LENDER	BORROWER

DINAR ZUZ LLC	CUENTAS, NEXT GROUP HOLDINGS, INC., MEIMOUN & MAMMON

Name:	Name:
Title:	Title: